Exhibit 99.1

Heinz Chairman Tells Shareholders the Company Expects to Report Strong First-Quarter Results with EPS of $0.87

PITTSBURGH--(BUSINESS WIRE)--August 28, 2012--At the H.J. Heinz Company (NYSE: HNZ) Annual Meeting of Shareholders today, Chairman, President and CEO William R. Johnson said the Company expects to report “strong first-quarter results,” including:

  Organic sales growth (volume plus price) of almost 5%, marking the Company’s 29th consecutive quarter of organic top-line growth;
  Net income growth of 10% from continuing operations and 15% on a constant currency basis, excluding productivity charges a year ago;
  Higher earnings per share of $0.87, an increase of more than 10% from continuing operations, excluding productivity charges a year ago.

Mr. Johnson said the expected first-quarter results would reflect “dynamic growth in Emerging Markets as well as improved productivity, higher margins and a favorable tax rate.”

He noted that Heinz achieved growth in earnings per share in the quarter “despite the headwinds of a still weak economy and adverse foreign currency trends that reduced EPS by around four cents.”

“Overall, our strong first-quarter results put Heinz on track to deliver our previously announced outlook for Fiscal 2013,” Mr. Johnson told shareholders at the meeting in Pittsburgh.

Heinz will report its first-quarter results on August 29.

Reconciliations of non-GAAP amounts are set forth in the attached financial tables. Results excluding charges for productivity initiatives in FY12 represent the Company’s reported results adjusted to exclude charges for workforce reductions, factory closures and other implementation costs taken in Fiscal 2012 to accelerate growth. Organic sales are defined as volume plus price or total sales growth excluding the impact of foreign exchange and acquisitions and divestitures. Also, constant currency as used in this press release is defined as the reported amount adjusted for translation (the effect of changes in average foreign exchange rates between the current period and the corresponding prior year) and the impact of current-year foreign currency translation hedges.

EXCERPTS FROM MR. JOHNSON’S SPEECH TO SHAREHOLDERS

Mr. Johnson said Heinz delivered “excellent Fiscal 2012 results” and that the Company is “off to a strong start” in Fiscal 2013 “despite the weak global economy.”

“In my opinion, few companies can match our track record of consistent growth and performance,” he said. “Despite the lingering impact of the worst recession in decades and a lethargic recovery in the U.S. and Western Europe, Heinz has delivered a remarkable 28 consecutive quarters of organic sales growth through the end of Fiscal 2012.”

Mr. Johnson said Heinz is “focused on driving the growth of Ketchup & Sauces, our crown jewel, our founder’s legacy and our largest and fastest-growing core category.”

He added: “Emerging Markets contributed almost one-quarter of our total Ketchup & Sauces revenue in Fiscal 2012 and I expect that to grow dramatically in the years to come.”

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, volume, earnings, or cash flow growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and devaluations and interest rate fluctuations, changes in credit ratings, leverage, and economic conditions and the impact of these factors on our cost of borrowing and access to capital markets, our ability to effectuate our strategy, including our continued evaluation of potential opportunities, such as strategic acquisitions, joint ventures, divestitures, and other initiatives, our ability to identify, finance, and complete these transactions and other initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, particularly our emerging markets; economic or political instability in those markets, strikes, nationalization, and the performance of business in hyperinflationary environments, in each case such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, and the potential impact of climate change, the ability to implement new information systems, potential disruptions due to failures in information technology systems, and risks associated with social media, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

H.J. Heinz Company and Subsidiaries
Non-GAAP Performance Ratios

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP performance ratios discussed in this press release:

Results from Continuing Operations Excluding Charges for Fiscal 2012 Productivity Initiatives

The following tables reconcile the Company's reported results for Q1 Fiscal 2012 to results excluding charges for productivity initiatives in Fiscal 2012 in this presentation.

(amounts in thousands, except per share data)	First Quarter Ended July 29, 2012		Change in Results
(Continuing Operations)	Expected Results		Excluding FY 12 Charges for Productivity Initiatives (1)

H.J. Heinz Company Net Income	~ $280,000		~ 10%
Diluted EPS	~ $0.87		~ 10%

(amounts in thousands, except per share data)	First Quarter Ended July 27, 2011
(Continuing Operations)	A	B	C=A-B
		Charges for	Results Excluding
	Reported	Productivity	Charges for
	Results	Initiatives	Productivity Initiatives (1)

H.J. Heinz Company Net Income	$226,729	($28,448)	$255,177
Diluted EPS	$0.70	($0.09)	$0.79

(1) Excludes charges associated with targeted workforce reductions, asset write-offs associated with factory closures and other implementation costs in order to increase manufacturing effectiveness and accelerate productivity on a global scale. Other implementation costs primarily include professional fees and relocation costs for the establishment of a European supply chain hub in the Netherlands.

(Totals may not add due to rounding)

H. J. Heinz Company
Estimated Constant Currency Results

The following tables reconcile the Company's estimated reported results to estimated constant currency results for the first quarter of Fiscal 2013 in this presentation.

(amounts in thousands, except per share data)	First Quarter Ended July 29, 2012
(Continuing Operations)	A	B	C	D=A-B-C
Currency
	Expected	Currency	Translation	Constant Currency
	Results	Translation	Hedges	Results (2)

H.J. Heinz Company Net Income	~ $280,000	~ ($18,000)	~ $4,000	~ $294,000

(amounts in thousands, except per share data)	First Quarter Ended July 27, 2011
(Continuing Operations)	Results Excluding		Constant Currency
Charges for
	Productivity Initiatives (1)		Change (3)

H.J. Heinz Company Net Income	$255,177		~ 15%

(1) See separate reconciliation and explanation of these figures compared to the reported amounts.
(2) Excludes currency translation versus FY12 average rates as well as current year currency translation hedges.
(3) Change is calculated by taking Q1 FY13 constant currency results versus the Q1 FY12 reported results.

(Totals may not add due to rounding)

H. J. Heinz Company
Sales Variance Analysis

The following table illustrates the components of the change in net sales versus the prior year.

	2006*	2007*	2008	Q109	Q209	Q309	Q409	2009	Q110	Q210	Q310	Q410	2010

Total Heinz (Continuing Operations):
Volume	3.9%	0.8%	3.9%	5.4%	(0.9%)	(6.2%)	(1.9%)	(1.1%)	(3.9%)	(3.8%)	1.2%	1.6%	(1.3%)
Price	(0.1%)	2.2%	3.5%	5.3%	7.2%	8.1%	7.6%	7.1%	6.0%	4.6%	1.8%	1.0%	3.4%
Acquisition	5.0%	1.3%	0.7%	0.7%	1.2%	2.5%	3.4%	2.0%	3.1%	3.1%	2.9%	0.3%	2.3%
Divestiture	(1.2%)	(3.1%)	(0.8%)	0.0%	(0.2%)	(0.1%)	(0.2%)	(0.1%)	(0.2%)	0.0%	0.0%	0.0%	(0.1%)
Exchange	(1.4%)	2.8%	5.2%	4.1%	(3.2%)	(11.3%)	(13.9%)	(6.6%)	(9.0%)	(1.0%)	6.9%	5.5%	0.5%
Total Change in Net Sales	6.1%	3.9%	12.3%	15.5%	4.0%	(7.1%)	(5.0%)	1.3%	(4.0%)	2.9%	12.7%	8.3%	4.8%
Total Organic Growth (a)	3.8%	3.0%	7.4%	10.7%	6.3%	1.9%	5.7%	6.0%	2.1%	0.8%	3.0%	2.6%	2.1%

				Q111	Q211	Q311	Q411	2011	Q112	Q212	Q312	Q412	2012**

Total Heinz (Continuing Operations):
Volume				2.5%	0.3%	0.5%	(0.3%)	0.7%	(0.7%)	(2.9%)	0.4%	1.5%	(0.3%)
Price				1.1%	0.6%	1.2%	1.9%	1.2%	3.8%	4.4%	4.2%	3.0%	3.8%
Acquisition				0.1%	0.1%	1.2%	1.1%	0.6%	4.6%	5.0%	3.6%	3.1%	4.0%
Divestiture				0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	(0.6%)	(0.7%)	(0.7%)	(0.5%)
Exchange				(2.1%)	(2.3%)	(1.4%)	3.3%	(0.5%)	7.2%	2.4%	(0.4%)	(1.3%)	1.8%
Total Change in Net Sales				1.6%	(1.2%)	1.5%	6.0%	2.0%	14.9%	8.3%	7.2%	5.6%	8.8%
Total Organic Growth (a)				3.6%	0.9%	1.7%	1.6%	1.9%	3.1%	1.5%	4.6%	4.5%	3.5%

Total Heinz (Continuing Operations):				Q113
Volume				~ 2.5%
Price				~ 2.5%
Acquisition				0.0%
Divestiture				~ (0.5)%
Exchange				~ (6.0)%
Total Change in Net Sales				~ (1.5)%
Total Organic Growth (a)				~ 5.0%

(a) Organic sales growth is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/divestitures.

* Fiscal 2007 had one less week than Fiscal 2006

** Fiscal 2012 had 2 extra business days than Fiscal 2011

(Totals may not add due to rounding)

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048
Mary Ann Bell, 412-237-9760